Filed Pursuant to Rule 424(b)(2)
Registration No. 333-275360
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2023
PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated November 7, 2023)
$

Polaris Inc.
% Senior Notes due 20
We are offering $     aggregate principal amount of our     % Senior Notes due 20   (the “Notes”). Interest on the Notes will accrue at the rate of   % per annum. We will pay interest on the Notes semi-annually in arrears on     and     of each year, beginning    , 2024. The Notes will mature on    , 20  .
We may, at our option, redeem all or a portion of the Notes at any time or from time to time prior to their maturity at the redemption price described in this prospectus supplement, plus accrued and unpaid interest to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption”. If we experience a change of control triggering event, as described in this prospectus supplement, each holder of the Notes may require us to repurchase some or all of its Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date. See “Description of the Notes— Certain Covenants—Offer to Repurchase Notes Upon Change of Control Triggering Event”.
The Notes will be our direct, unsecured and unsubordinated obligations and will rank equally in right of payment with our existing and future unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, the Notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. The Notes will be issued only in registered form in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
Investing in the Notes involves risks that are described in the “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus.
	Public offering price(1)		Underwriting discount		Proceeds, before expenses, to us
Per Note		%		%		%
Total	$		$		$
(1)	Plus accrued interest from , 2023, if settlement occurs after that date.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We do not intend to apply to list the Notes on any securities exchange or for quotation on any automated quotation system. We expect that the Notes will be ready for delivery in book-entry form only through The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about    , 2023.
Joint Book-Running Managers
Citigroup	BofA Securities	J.P. Morgan
The date of this prospectus supplement is November   , 2023.

Page
Prospectus Supplement
Prospectus
Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the respective dates on the front of such documents. Our business, properties, financial condition, cash flows, results of operations and prospects may have changed since those dates.
i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Notes we are currently offering and certain other matters relating to us and our financial condition. The second part, the prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the Notes we are currently offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. The information in this prospectus supplement supersedes any inconsistent information included in the accompanying prospectus.
Prior to any purchase of Notes hereunder, you should read the prospectus, together with the additional information referred to under “Documents Incorporated by Reference”.
No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”
All references to “Polaris”, the “Company”, “we”, “us” and “our” in the prospectus mean Polaris Inc. and its wholly owned subsidiaries and other entities controlled by Polaris Inc. except in “Description of the Notes” and where it is clear from the context that the term means only the issuer, Polaris Inc.
You should not consider any information in the prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the Notes offered by this prospectus supplement.
ALTERNATIVE SETTLEMENT CYCLE
It is expected that delivery of the Notes will be made against payment therefor on or about    , 2023, which will be the fifth business day following the date hereof (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any day prior to two business days before delivery will be required to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.
ii

DOCUMENTS INCORPORATED BY REFERENCE
This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus.
All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and prior to the termination of the offering of the Notes described in this prospectus supplement are incorporated by reference into and are deemed to be a part of the prospectus from the date of filing of those documents; provided, however, that we are not incorporating by reference any documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC.
The following documents, which we have filed with the SEC, are incorporated by reference into the prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 and Item 7.01):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 17, 2023;
•
our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, filed on April 25, 2023, for the quarterly period ended June 30, 2023, filed on July 25, 2023 and for the quarterly period ended September 30, 2023, filed on October 24, 2023;

•
our Definitive Proxy Statement on Schedule 14A filed on March 15, 2023 (solely to the extent incorporated by reference into our Annual Report), including the section entitled “Appendix A (Non-GAAP Reconciliation of Results)” therein; and

•	our Current Reports on Form 8-K filed on May 1, 2023, July 28, 2023, October 26, 2023, and November 7, 2023.
Any statement contained in a document incorporated or deemed to be incorporated by reference into the prospectus will be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained in the prospectus or any other subsequently filed document that is deemed to be incorporated by reference into the prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the prospectus.
The documents incorporated by reference into the prospectus are available from us upon your request. We will provide a copy of any and all of the information that is incorporated by reference into the prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into the prospectus are not themselves specifically incorporated by reference into the prospectus, then the exhibits will not be provided. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement or incorporated by reference into the prospectus because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, may apply standards of materiality in a manner different from what may be viewed as material to you or other investors or may no longer continue to be true as of any given date.
Requests for documents relating to us should be directed to:
Polaris Inc.
2100 Highway 55
Medina, Minnesota 55340
Telephone: (763) 542-0500
Attention: Investor Relations
iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
The statements contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” can generally be identified in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein because the context of the statement will include words such as “believes,” “should,” “anticipates,” “expects,” “estimates” or words of similar import. Similarly, statements that describe our future plans or trends, objectives or goals, such as future sales, shipments, inventory levels, consumer demand, net income, net income per share, future cash flows and capital requirements, operational initiatives, pricing actions, tariffs, currency fluctuations, interest rates, and commodity costs, are also forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.
Potential risks and uncertainties include such factors as the severity and duration of the supply-chain related constraints currently impacting us; our ability to successfully source necessary parts and materials on a timely basis; our ability to manufacture and deliver products to dealers to meet demand; our ability to identify and meet optimal dealer inventory levels; our ability to accurately forecast and sustain consumer demand; our ability to mitigate increasing input costs through pricing or other measures; global pandemics and the resulting impact on our business, supply chain, and the global economy; our ability to successfully implement its manufacturing operations strategy and supply chain initiatives; product offerings, promotional activities and pricing strategies by competitors that make our products less attractive to consumers; our ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending or consumer credit including recessionary conditions and changes in interest rates; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; impact of changes in our stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; environmental and product safety regulatory activity; effects of weather; commodity costs; freight and tariff costs (tariff relief or ability to mitigate tariffs); changes to international trade policies and agreements; uninsured product liability and class action claims, including claims seeking punitive damages, and other litigation expenses incurred due to the nature of our business; uncertainty in the retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general overall global economic, social and political environment.
The risks and uncertainties discussed in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein are not exclusive and other factors that we may consider immaterial or do not anticipate may emerge as significant risks and uncertainties.
Any forward-looking statements made in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein or otherwise speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any disclosures made on related subjects in the section entitled “Risk Factors” in this prospectus supplement, in the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in other documents that are subsequently incorporated by reference.
iv

SUMMARY
The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It is not complete and does not contain all of the information that you should consider before investing in the Notes. You should carefully read this entire prospectus supplement and the accompanying prospectus and the documents that are incorporated herein by reference.
Company Overview
Polaris Inc. designs, engineers and manufactures powersports vehicles, which include: off-road vehicles (“ORV”), including all-terrain vehicles (“ATV”) and side-by-side vehicles; military and commercial off-road vehicles; snowmobiles; motorcycles; moto-roadsters; quadricycles; boats; and related Parts, Garments and Accessories (“PG&A”), which includes aftermarket accessories and apparel. Our products are sold online and through dealers and distributors principally located in the United States, Canada, Western Europe, Australia, and Mexico.
Recent Developments
On November 7th, 2023, the Company and certain of its subsidiaries entered into a sixth amendment (the “Credit Agreement Amendment”) to its Credit Agreement (as defined below) in order to, among other things, terminate all guarantees provided by subsidiaries of the Company under the Credit Agreement, remove the requirement for subsidiaries of the Company to provide guarantees of the obligations under the Credit Agreement and remove certain subsidiaries of the Company as co-borrowers under the Credit Agreement. Effective November 7th 2023, and substantially concurrent with the entry into Credit Agreement Amendment, the subsidiary guarantees of the Master Note Purchase Agreement (as defined below) were also released and discharged.
Corporate Information
Polaris Inc., formerly known as Polaris Industries Inc., a Delaware corporation, was formed in 1994 and is the successor to Polaris Industries Partners LP. Our principal executive offices are located at 2100 Highway 55, Medina, Minnesota 55340 and our telephone number is (763) 542-0500. Our common stock trades on the New York Stock Exchange under the symbol “PII.”

The Offering
The following is a brief summary of some of the terms of this offering and is not intended to be complete. It does not contain all of the information that may be important to you. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.. For a more complete description of the terms of the Notes, you should carefully read the section of this prospectus supplement entitled “Description of the Notes”.
Issuer
Polaris Inc.
Notes Offered
$    aggregate principal amount of   % Senior Notes due 20
Issue Date
   , 2023
Maturity Date
The Notes will mature on    , 20  .
Interest Rate
The Notes will bear interest from the date of original issue until maturity at a rate of   % per year.
Interest Payment Dates
Interest on the Notes will be payable semi-annually in arrears on    and   , commencing on   , 2024. If an interest payment date falls on a day other than a business day, the applicable interest payment will be made on the next business day, and no additional interest will accrue as a result of such delayed payment.
Ranking
The Notes:
•	will be our unsecured, unsubordinated obligations;
•	will rank equally in right of payment and ratably with all our existing and future unsecured unsubordinated indebtedness from time to time outstanding;
•	will be senior to any of our future subordinated indebtedness;
•	will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	will be structurally subordinated to all future indebtedness and other liabilities of our subsidiaries, including trade payables.
None of our subsidiaries will guarantee the Notes.
As of September 30, 2023, on an as adjusted basis giving effect to the Credit Agreement Amendment:
•
we would have had outstanding approximately $2,210 million of indebtedness, including $507.7 million under the revolving loan facility and we would have had approximately $484.8 million availability under our revolving loan facility (after giving effect to $36.2 million of letters of credit) and no secured indebtedness; and

•	our subsidiaries would have had outstanding approximately $152 million of indebtedness.
See “Use of Proceeds” and “Capitalization”.
Optional Redemption
Prior to the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined under “Description of the Notes—Optional Redemption”), plus   basis points less (b) interest accrued to the date of redemption, and

(ii)	100% of the principal amount of the Notes to be redeemed,
plus, in each case, any accrued and unpaid interest on the Notes to, but excluding, the redemption date.
On or after the Par Call Date, we may, at our option, redeem the Notes, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the date of redemption, as described under “Description of the Notes—Optional Redemption).
For purposes hereof, “Par Call Date” means    , 20   (the date that is    months prior to the maturity of the Notes).
Change of Control Triggering Event
If we experience a change of control triggering event with respect to the Notes, as described in this prospectus supplement, each holder of the Notes may require us to repurchase some or all of its Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date. See “Description of the Notes—Certain Covenants—Offer to Repurchase Notes Upon Change of Control Triggering Event”.
Covenants
The indenture governing the Notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
•	incur debt secured by liens on Principal Property (as defined in “Description of the Notes—Certain Definitions”) or shares of capital stock of restricted subsidiaries;

•	enter into sale and leaseback transactions in respect of Principal Property; or
•	merge or consolidate with another entity or sell, transfer or lease our property and assets substantially as an entirety to another person.
These covenants are subject to important exceptions and qualifications. See “Description of the Notes” in this prospectus supplement.
Use of Proceeds
We estimate that our net proceeds from this offering, after deducting the underwriting discount, but before deducting expenses and fees, will be approximately $   million. We intend to use the net proceeds from this offering to repay certain indebtedness outstanding under our Credit Agreement and for general corporate purposes. See “Use of Proceeds”.
Conflicts of Interest
One or more of the underwriters or affiliates of such underwriters are lenders under the Credit Agreement. As a result, such underwriters or their respective affiliates who are the lenders under the Credit Agreement would be entitled to receive their pro rata portion of the net proceeds from this offering as a result of the repayment under our Credit Agreement, which may constitute a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) for such underwriters. Consequently, this offering will be conducted in accordance with the applicable requirements of FINRA Rule 5121. See “Use of Proceeds” and “Underwriting – Conflicts of Interest”.
Denominations
The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
No Listing
We do not intend to apply to list the Notes on any securities exchange or for quotation on any automated dealer quotation system.
No Prior Market
The Notes will be a new issuance of securities with no established trading market. Although the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so, and they may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that an active or liquid trading market for the Notes will develop or be maintained.
Risk Factors
Investment in the Notes involves certain risks. You should carefully consider the information in the section entitled “Risk Factors” and all other information included or incorporated by reference in this prospectus supplement before investing in the Notes.
Form of Notes
The Notes will be represented by global securities that will be deposited with or on behalf of, and registered in the name of, The Depository Trust Company

(“DTC”) or its nominee. Except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations which are participants in DTC.
Governing Law
The Notes and the indenture under which the Notes are being issued will be governed by and construed in accordance with the laws of the State of New York.
Trustee
U.S. Bank Trust Company, National Association.

RISK FACTORS
An investment in the Notes is subject to various risks. In addition to the other information contained elsewhere or incorporated by reference in this prospectus supplement, you should carefully consider the following risk factors, as well as the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 before you decide to invest in the Notes.
Risks Related to the Notes
Our indebtedness may impair our financial condition and prevent us from fulfilling our obligations under the Notes and our other debt instruments.
As of September 30, 2023, on an as adjusted basis giving effect to the Credit Agreement Amendment, our total outstanding debt, excluding unused commitments made by lenders, would have been approximately $2,210 million, of which amount none would have been secured. In addition, on an as adjusted basis giving effect to the Credit Agreement Amendment, we had $507.7 million outstanding and approximately $484.8 million of availability under our revolving loan facility (after giving effect to $36.2 million of outstanding letters of credit). See “Capitalization”.
Our indebtedness could have important consequences to you, including:
•	making it more difficult for us to satisfy our obligations with respect to the Notes;
•	limiting our ability to execute our growth strategy, pursue acquisitions, fund capital expenditures and working capital, meet debt service requirements and other purposes;
•
requiring us to dedicate a substantial portion of our cash flow from operations to pay interest on our debt, which would reduce availability of our cash flow to fund working capital, capital expenditures, acquisitions, execution of our strategy and other general corporate purposes;

•
making us more vulnerable to adverse changes in general economic, industry and government regulations and in our business by limiting our flexibility in planning for, and making it more difficult for us to react quickly to, changing conditions;

•	placing us at a competitive disadvantage compared with those of our competitors that have less debt; and
•
exposing us to risks inherent in interest rate fluctuations because some of our borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in market interest rates.

In addition, we may not be able to generate sufficient cash flow from our operations to repay our indebtedness when it becomes due and to meet our other cash needs. If we are not able to pay our debts as they become due, we will be required to pursue one or more alternative strategies, such as refinancing or restructuring our indebtedness, selling assets or selling additional debt or equity securities. We may not be able to refinance our debt or sell additional debt or equity securities or our assets on favorable terms, if at all, and if we must sell our assets, it may negatively affect our ability to generate revenues.
There are limited covenants and protections in the Indenture.
Other than the covenants described under “Description of the Notes—Certain Covenants”, the Indenture does not contain any provisions that would limit our ability to incur secured indebtedness or undertake corporate restructurings or other activities that could significantly increase our leverage. In addition, the Indenture does not limit our ability to incur additional unsecured indebtedness, pay dividends, make distributions or repurchase shares of our common stock. The Indenture also does not limit our ability to incur debt that is secured by assets other than our Principal Properties or capital stock of our restricted subsidiaries. Any such transaction could adversely affect our ability to make required principal and interest payments on our indebtedness, including the Notes.
The Notes will be effectively subordinated to any secured indebtedness of our Company to the extent of the value of the property securing that indebtedness.
The Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to any secured debt we may incur in the future. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our Company, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the Notes only after any secured debt has been paid in full. As a result, the holders of the Notes may receive less, ratably, than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.
We are a holding company and are dependent on our subsidiaries to meet our obligations.
We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries, our subsidiaries own all of our operating assets and we have no significant assets other than the ownership interests in these subsidiaries. Our subsidiaries are separate legal entities and have no obligation to pay any amounts under the Notes or make any amounts available for such payments. As a result, our cash flow and our consequent ability to service our debt, including the Notes, are dependent in part on the earnings of our subsidiaries and their ability to distribute funds to us.
The Notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries and to any of our debt that our subsidiaries guarantee.
The Notes will be our obligations exclusively and will not be guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. In the event of a bankruptcy, liquidation or similar proceedings involving any of our subsidiaries, the creditors of that subsidiary will generally be entitled to payment of their claims from the assets of that subsidiary before any assets are made available for distribution to us, except to the extent that we may also have a claim as a creditor of that subsidiary, in which case our claims would still be subordinated to any security interests in, or mortgages on, the assets of that subsidiary and would be subordinate to any debt of that subsidiary that is senior to that held by us.
In the event of our bankruptcy, liquidation or similar proceeding, the holders of any such guaranteed debt would be entitled to require the subsidiaries providing a guarantee of that debt to pay such debt, while holders of the Notes would not have any similar rights against applicable subsidiaries.
As of September 30, 2023, on an actual basis, our subsidiaries had approximately $152 million in aggregate principal amount of indebtedness.
We have a significant amount of debt outstanding and must comply with restrictive covenants in our debt agreements.
Our Credit Agreement and other debt agreements contain financial and restrictive covenants that may limit our ability to, among other things, borrow additional funds or take advantage of business opportunities. While we are currently in compliance with the financial covenants, increases in our debt or decreases in our earnings could cause us to fail to comply with these financial covenants. Failing to comply with such covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all our indebtedness or otherwise have a material adverse effect on our financial position, results of operation and debt service capability.
Our level of debt and the financial and restrictive covenants contained in our Credit Agreement could have important consequences on our financial position and results of operations, including increasing our vulnerability to increases in interest rates because debt under our Credit Agreement bears interest at variable rates.
We may choose to redeem the Notes prior to maturity.
We may redeem all or a portion of the Notes at any time or from time to time at specified redemption prices. See “Description of the Notes—Optional Redemption”. If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Notes being redeemed.
We may not be able to repurchase the Notes upon a change of control triggering event, which could result in a default under the Notes.
Unless we exercise our right to redeem the Notes, we will be required to offer to repurchase the Notes upon the occurrence of a change of control triggering event, as described in this prospectus supplement. If we experience a change of control triggering event, we may not have sufficient financial resources available to satisfy our obligations to repurchase the Notes. Our failure to purchase the Notes as required under the indenture governing the Notes would result in a default under the indenture, which could have material adverse consequences for us and you. Such an event of default may cause the acceleration of our other debt, including debt under our Credit Agreement, our Master Note Purchase Agreement and future debt that we may incur. See “Description of the Notes—Certain Covenants—Offer to Repurchase Notes Upon Change of Control Triggering Event”.
The Notes do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell the Notes.
The Notes are a new issuance of securities with no established trading market. We do not intend to apply to list the Notes on any securities exchange or for quotation on any automated dealer quotation system. We have been advised by the underwriters that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that an active or liquid trading market will develop for the Notes or be maintained. If an active trading market does develop, the Notes may trade at prices lower than the offering price. The trading price of the Notes will depend on many factors, including:
•	prevailing interest rates;
•	the market for similar securities;
•	general economic and financial market conditions;
•	our issuance of debt or preferred equity securities; and
•	our financial condition, results of operations and prospects.
A ratings decline could adversely affect the value of the Notes.
We expect the Notes to be rated by one or more nationally recognized statistical rating organizations. The ratings of the Notes will primarily reflect a rating agency’s view of our financial strength and prospects and will change in accordance with the assessment by such ratings agency of our financial strength and prospects. A rating is not a recommendation to purchase, sell or hold any particular security, including the Notes. Ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. The ratings of the Notes may not reflect the potential impact of all risks related to any trading market for, or trading value of, the Notes. Our ratings may be downgraded as a result of any future changes in Polaris’ business. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the Notes and increase our corporate borrowing costs, in particular in the event that the Notes are rated below investment grade by any ratings agency.
An increase in market interest rates could result in a decrease in the value of the Notes.
An increase in market interest rates could result in a decrease in the value of the Notes. In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Notes and market interest rates increase, the market value of such Notes may decline.

USE OF PROCEEDS
We estimate that our net proceeds from this offering, after deducting the underwriting discount, but before deducting expenses and fees, will be approximately $   million. We intend to use the net proceeds from this offering to repay certain indebtedness outstanding under our Credit Agreement and for general corporate purposes. See “Capitalization” and “Description of Other Indebtedness”.
One or more of the underwriters or affiliates of such underwriters are lenders under the Credit Agreement. As a result, such underwriters or their respective affiliates who are the lenders under the Credit Agreement would be entitled to receive their pro rata portion of the net proceeds from this offering as a result of the repayment under our Credit Agreement. See “Underwriting – Conflicts of Interest”.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2023, (i) on an actual basis and (ii) on an as adjusted basis to reflect the issuance of the Notes and the receipt and application of the estimated net proceeds of this offering as described under “Use of Proceeds.”
This table should be read in conjunction with “Summary—Summary Consolidated Financial Information” and our consolidated financial statements and related notes incorporated by reference in the prospectus. See “Where You Can Find More Information” in the accompanying prospectus.
	September 30, 2023
	Actual	As Adjusted
	(unaudited)	(unaudited)
	($ in millions, except per share data)
Cash and cash equivalents	$295.3	$
Indebtedness:
Credit Agreement(1)	$1,799.7	$
4.23% Senior Notes due 2028	350.0	350.0
% Senior Notes due 20 offered hereby	—
Finance lease obligations	10.2	10.2
Notes payable and other	54.2	54.2
Debt issuance costs	(4.6)
Total financing obligations	$2,209.5	$
Shareholders’ equity:
Preferred stock $0.01 par value per share, 20.0 shares authorized, no shares issued and outstanding	—	—
Common stock $0.01 par value per share, 160.0 shares authorized, 56.6 and 57.0 shares issued and outstanding, respectively	$0.6	$0.6
Additional paid-in capital	1,221.7	1,221.7
Retained earnings	190.7	190.7
Accumulated other comprehensive loss, net	(80.3)	(80.3)
Total shareholders’ equity	1,332.7	1,332.7
Noncontrolling interest	2.5	2.5
Total equity	$1,335.2	$1,335.2
Total capitalization(2)	$3,542.2	$
(1)
As of September 30, 2023, we had $500.0 million under the incremental term loan, $792.0 million under the term loan facility and $507.7 million under the revolving loan facility. As of September 30, 2023, we had availability under the revolving loan facility of approximately $484.8 million (after giving effect to $36.2 million of outstanding letters of credit).

(2)	We define total capitalization as the sum of total financing obligations and shareholders’ equity.

DESCRIPTION OF OTHER INDEBTEDNESS
Credit Agreement
We are a party to an unsecured credit agreement with U.S. Bank National Association, as administrative agent, and the various lenders thereto consisting of a $1.0 billion revolving loan facility, a $1.2 billion term loan facility and a $500 million incremental term loan (the “Credit Agreement”). As of September 30, 2023, there was $507.7 million outstanding on the revolving loan, $792.0 million outstanding on the term loan, and $500 million outstanding on the incremental term loan. On November 7th, 2023, we entered into the Credit Agreement Amendment. See “Recent Developments”.
The Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict the ability of the Company and its subsidiaries to merge or consolidate with another entity; sell, transfer, lease or convey their assets; make any material change in the nature of their core business; make certain investments or incur secured indebtedness. In addition, the Credit Agreement contains covenants that require us to maintain an interest coverage ratio of not less than 3.00 to 1.00 and a leverage ratio of not more than 3.50 to 1.00, provided that under certain conditions the leverage ratio may be increased to 4.00 to 1.00, on a rolling four quarter basis.
The Credit Agreement also contains customary events of default, such as payment defaults, breach of representations and warranties, covenant defaults, certain events of bankruptcy, material judgments, certain events under the Employee Retirement Income Security Act of 1974, as amended, a change in control and failure of a loan guaranty.
Interest accrues on the revolving loan, term loan and incremental term loan at variable rates based on adjusted Term SOFR plus the applicable add-on percentage as defined. Advances denominated in U.S. Dollars carry, at our option, either the “base rate” of interest, or the “Term SOFR rate” of interest. Borrowings denominated in a currency other than U.S. Dollars carry the applicable agreed currency rate, including the “RFR Rate” of interest. The applicable margin for advances under the revolving loan facility ranges from 0.00% to 0.50% for base rate advances, from 0.90% to 1.50% for Term SOFR advances and from 0.90% to 1.50% for RFR Rate advances, in each case depending upon the Company’s leverage ratio.
We intend to use the proceeds from this offering to repay certain indebtedness outstanding under our Credit Agreement and for general corporate purposes.
Master Note Purchase Agreement and the July 2028 Senior Notes
We are party to an unsecured Master Note Purchase Agreement under which we have issued an aggregate principal amount of $350.0 million of 4.230% Senior Notes due July 3, 2028 (the “July 2028 Senior Notes”). The Master Note Purchase Agreement contains covenants that restrict our ability to, among other things, transfer or sell assets, incur additional priority debt, create liens or engage in mergers or consolidations. The Master Note Purchase Agreement also contains covenants that require us to maintain an interest coverage ratio of not less than 3.00 to 1.00 and a leverage ratio of not more than 3.50 to 1.00 on a rolling four-quarter basis. The Master Note Purchase Agreement includes certain events of default, including upon the occurrence of certain bankruptcy or insolvency events, all outstanding Notes will automatically become immediately due and payable. Upon the occurrence of payment events of default, any holder of the Notes may declare all Notes held by that holder to be immediately due and payable. Upon the occurrence of other events of default, a majority in principal amount of the Notes may declare all of the Notes immediately due and payable.
The July 2028 Senior Notes are unsecured, unsubordinated obligations of the Company and rank pari passu in right of payment with all of the Company’s other unsecured senior debt. The July 2028 Senior Notes bear interest at a rate of 4.23% per annum, payable semi-annually in arrears on January 15 and July 15 of each year.
As of September 30, 2023, we had outstanding $350.0 million in aggregate principal amount of our July 2028 Senior Notes. Effective November 7th 2023, and substantially concurrent with the entry into Credit Agreement Amendment, the subsidiary guarantees of the Master Note Purchase Agreement were released and discharged. See “Recent Developments”.

DESCRIPTION OF THE NOTES
We will issue the Notes under an indenture, to be dated as of the Issue Date, between Polaris Inc., as issuer, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, to be dated as of the Issue Date (such indenture as so supplemented, the “Indenture”). This “Description of the Notes” supplements, and to the extent inconsistent therewith replaces, the section entitled “Description of Debt Securities” included in the accompanying prospectus. The terms of the Notes include those expressly set forth in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).
The description of the Notes in this prospectus supplement and the accompanying prospectus is a summary only, is not complete and is subject to, and qualified by reference to, the TIA and all of the provisions of the Indenture and those terms made a part of the Indenture by reference to the TIA. We urge you to read the Indenture and the Notes because they define your rights as a holder of Notes. Capitalized terms used in this “Description of the Notes” that are not defined in this prospectus supplement have the meanings given to them in the Indenture.
As used in this “Description of the Notes”, the words “we”, “us”, “our”, the “Company” and “Polaris” refer only to Polaris Inc. and do not include any current or future subsidiaries of Polaris Inc.
General
The initial offering of the   % Senior Notes due 20   (the “Notes”) will be limited to $    aggregate principal amount.
The Notes will bear interest at a rate of   % per year and mature on   , 20  .
The Notes will be issued only in registered form and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will be represented by a Global Security (the “Global Security”) and will be registered in the name of a nominee of the Depositary. See “—Book-entry System”.
The Trustee will initially act as our paying agent for the Notes. The Notes will be payable at the corporate trust office of the Trustee, or an office or agency maintained by us for such purpose, in the continental United States. We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.
We may, without the consent of the holders of the Notes, issue an unlimited principal amount of additional Notes having identical terms as the Notes offered hereby other than issue date, issue price and the first interest payment date (the “Additional Notes”) and which will be deemed to be part of the same series as the Notes offered hereby. We will only be permitted to issue such Additional Notes if, at the time of such issuance, we are in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same series as the Notes that we are currently offering and will vote together as a single series on all matters with the holders of the Notes; provided, however, that if any Additional Notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, they will be issued with a separate CUSIP number.
Interest
We will pay interest on the Notes semi-annually in arrears on     and     beginning on    , 2024. We will make each interest payment to the holders of record of the Notes at the close of business on the immediately preceding     and    .
Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If an interest payment date for the Notes falls on a day that is not a business day, the interest payment date will be postponed to the next succeeding business day. If the maturity date, or any earlier date of redemption or repurchase, of the Notes falls on a day that is not a business day, the required payment, including any applicable accrued and unpaid interest on the Notes, will be postponed to the next succeeding business day. No interest on that payment will accrue from and after any such interest payment date or the maturity date.

Ranking
The Notes:
•	will be our unsecured, unsubordinated obligations;
•	will rank equally in right of payment and ratably with all our existing and future unsecured unsubordinated indebtedness from time to time outstanding;
•	will be senior to any of our future subordinated indebtedness;
•	will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	will be structurally subordinated to all future indebtedness and other liabilities of our subsidiaries, including trade payables.
None of our subsidiaries will guarantee the Notes. Each of our subsidiaries is a distinct legal entity that have no obligation to pay any amounts pursuant to, or to make funds available for our payment obligations in respect of, the Notes, whether by dividends, distributions, loans or otherwise.
As of September 30, 2023, on an as adjusted basis giving effect to the Credit Agreement Amendment:
•
we would have had outstanding approximately $2,210 million of indebtedness, including $507.7 million under the revolving loan facility, and we would have had approximately $484.8 million availability under our revolving loan facility (after giving effect to $36.2 million of letters of credit) and no secured indebtedness; and

•	our subsidiaries would have had outstanding approximately $152 million of indebtedness.
See “Use of Proceeds” and “Capitalization”.
Optional Redemption
Prior to the Par Call Date (as defined below), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus     basis points less (b) interest accrued on those Notes to, but excluding, the date of redemption, and

(ii)	100% of the principal amount of the Notes to be redeemed,
plus, in each case, any accrued and unpaid interest on the Notes to be redeemed to, but excluding, the date of redemption.
On or after the Par Call Date, we may, at our option, redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, the date of redemption.
Any redemption may, at our discretion, be subject to one or more conditions precedent, which will be set forth in the related notice of redemption, including completion of an offering or financing or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and, if applicable, will state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied or, if we in our judgement believe any or all such conditions may not be satisfied, or otherwise waived by the redemption date, or by the redemption date as so delayed. If any such condition precedent has not been satisfied, we will provide written notice to the Trustee prior to the redemption date. Upon receipt of such notice, the notice of redemption will be rescinded or delayed, and the redemption of the Notes will be rescinded or delayed as provided in such notice. Upon receipt, the Trustee will provide such notice to each holder in the same manner in which the notice of redemption was given. In addition, we may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another Person.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the applicable redemption date to each holder of record of the Notes to be redeemed with a copy to the Trustee.
The following terms are relevant to the determination of the redemption price of the Notes.
“Business Day” means mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Trustee or banking institutions in the Borough of Manhattan, The City and State of New York are obligated or authorized by law to close.
“Par Call Date” means    , 20   (the date that is     months prior to the maturity of the Notes).
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the applicable redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date to the applicable Par Call Date (the “Remaining Life”); or (ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.
If on the third Business Day preceding the applicable redemption date, H.15 is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the applicable policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
Mandatory Redemption; Offers to Purchase; Open Market Purchases
We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under “—Certain Covenants—Offer to Repurchase Notes Upon Change of Control Triggering Event”. We or our affiliates may at any time and from time to time purchase Notes in the open market, in privately negotiated transactions, or otherwise.
Certain Covenants
The Indenture contains covenants, certain of which are described below. Certain defined terms used in these covenants are set forth under “—Certain Definitions”.
Limitation on Liens
We will not, and will not permit any of our Restricted Subsidiaries to, create, incur or suffer to exist any Lien (other than Permitted Liens) upon any Principal Property or any shares of Capital Stock of any of our Restricted Subsidiaries, which Lien secures any Indebtedness, without making effective provisions whereby the Notes (together with, at our option, any other Indebtedness of ours or any of our Restricted Subsidiaries ranking equally in right of payment with the Notes) shall be secured by a Lien on such Principal Property or Shares of Capital Stock, equally and ratably with (or prior to) such other Lien.
Any Lien created for the benefit of holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described above.
Limitation on Sale and Leaseback Transactions
We will not, and will not permit any of our Restricted Subsidiaries to, enter into a Sale and Leaseback Transaction, other than any such Sale and Leaseback Transaction (a) involving a lease for a term of not more than three years (or which may be terminated by us or the applicable Restricted Subsidiary within a period of not more than three years), (b) involving a lease executed by the time of, or within 365 days after the latest of, the acquisition, the completion of construction or improvement or the commencement of commercial operation of the applicable Principal Property or (c) between us and one of our Restricted Subsidiaries or between Restricted Subsidiaries, unless either (i) we or such Restricted Subsidiary would be permitted, pursuant to the covenant described under “—Limitation on Liens”, to incur a Lien on the Principal Property subject to such Sale and Leaseback Transaction securing Indebtedness in an amount equal to the Attributable Debt of such Sale and Leaseback Transaction without equally and ratably securing the Notes, or (ii) we or a Restricted Subsidiary, within 365 days of entering into such Sale and Leaseback Transaction, apply an amount equal to the fair market value of the Principal Property leased pursuant to such Sale and Leaseback Transaction at the time of entering into such Sale and Leaseback Transaction, as determined in good faith by our board of directors (which determination shall be conclusive) to either (A) the retirement (other than any mandatory retirement) of Funded Debt, which Funded Debt, in the case of us, is not subordinate and junior in right of payment to the prior payment of the Notes, or (B) the purchase, construction, development, expansion or improvement of other comparable property.
Consolidation, Merger or Sale of Assets
We will not consolidate with or merge into any other Person or sell, transfer or lease our properties and assets substantially as an entirety to any Person, nor may any other Person consolidate with or merge into us unless (a) the Person, if other than us, formed by or resulting from any such consolidation or merger or the Person which shall have purchased or received the transfer of, or which leases, our properties and assets substantially as an entirety, shall be a corporation, limited liability company or limited partnership organized and existing under the laws of the United States, or any state or territory thereof or the District of Columbia (and if such Person is not a corporation, a co-obligor of the Notes is a corporation organized and existing under such laws) and shall expressly assume, by a supplemental indenture, the payment of the principal of, premium, and interest, in each case if any, on all the Notes and the performance and observance of the covenants of the Indenture and (b) immediately thereafter no event of default and no event which after notice or lapse of time, or both, would become an event of default shall have happened and be continuing. Notwithstanding the immediately preceding sentence, the terms of the Indenture do not prohibit us from merging with any of our affiliates solely for the purpose of reincorporating ourselves in another jurisdiction to realize tax or other benefits.
In the case of any such consolidation, merger, sale or transfer, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, us under the Indenture and, subject to the terms of the Indenture, we will be released from the obligation to pay principal and interest on the Notes and all obligations under the Indenture; however, in the case of a lease of our properties and assets substantially as an entirety, the predecessor entity will not be released from its obligation to pay principal of and interest on the Notes.
Offer to Repurchase Notes Upon Change of Control Triggering Event
If a Change of Control Triggering Event occurs, unless we have exercised our option to redeem the Notes as described under “—Optional Redemption” above, each holder of the Notes will have the right to require us to purchase all or a portion of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following any Change of Control Triggering Event, or at our option, prior to any Change of Control but after public announcement of the pending Change of Control, we will be required to give notice to each holder of the Notes, with a copy to the Trustee. The notice will govern the terms of the Change of Control Offer and will describe, among other things, the transaction that constitutes or may constitute the Change of Control Triggering Event and the purchase date. The purchase date will be at least 30 days but no more than 60 days from the date such notice is given, other than as may be required by law (the “Change of Control Payment Date”). If the notice is given prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control occurring on or prior to the Change of Control Payment Date.
Holders of the Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to:
(i)	surrender their Notes to the paying agent on the address specified in the notice, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed; or
(ii)
transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party purchases all Notes properly tendered and not withdrawn under its offer.
We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

Our ability to repurchase Notes pursuant to the Change of Control Offer may be limited by a number of factors. Certain events that may constitute a change of control under our and our subsidiaries’ Indebtedness could cause a default under the agreements related to such Indebtedness but may not constitute a Change of Control Triggering Event under the Indenture. Our and our subsidiaries’ future Indebtedness may also contain prohibitions of certain events that would constitute a Change of Control Triggering Event or require such Indebtedness to be repurchased upon a Change of Control Triggering Event. Moreover, the exercise by the holders of their right to require us to repurchase the Notes could cause a default under such Indebtedness, even if a Change of Control Triggering Event itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the Notes upon a change of control triggering event, which could result in a default under the Notes”.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.
The provisions under the Indenture relating to our obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the definition of all terms used herein for which no definition is provided.
“Attributable Debt” means, with respect to any Sale and Leaseback Transaction at any particular time, what we believe in good faith to be the present value, discounted at the interest rate implicit in the lease involved in such Sale and Leaseback Transaction, of the lessee’s obligation under the lease for rental payments during the remaining term of such lease, as it may be extended. For purposes of this definition, the term “Attributable Debt” shall not include any attributable debt resulting from any Sale and Leaseback Transactions incurred under (a), (b) or (c) of the covenant “Limitation on Sale and Leaseback Transactions.”
For purposes of this definition, any amounts the lessee must pay, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts lessee must pay under the lease contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges are not included in the determination of the lessee’s obligations under the lease.
“Capital Stock” means:
(a)
with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

(b)
with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Change of Control” means the occurrence of any of the following:
(i)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to us or one or more of our subsidiaries;

(ii)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of more than 50% of our outstanding Voting Stock;
(iii)
we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

(iv)	the adoption of a plan relating to our liquidation or dissolution.
Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to involve a change of control under clause (ii) above if (1) we become a direct or indirect wholly-owned subsidiary of another corporate entity and (2)(A) the direct or indirect holders of the Voting Stock of such corporate entity immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than a corporate entity satisfying the requirements of this sentence) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of such corporate entity.
“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of: (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change; provided that a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control if the applicable Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.
Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Consolidated Net Tangible Assets” means at the date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding (i) any Indebtedness for money borrowed having a maturity of less than 12 months from the date of the then most recent consolidated balance sheet of the Company publicly available, but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) current maturities of long-term debt and finance leases) and (2) to the extent included in such aggregate amount of assets, all goodwill, trade names, trademarks, patents, customer relationships, unamortized debt discount and expense and any other like intangibles, all as set forth on the then most recent consolidated balance sheet of the Company publicly available. For purposes of calculating Consolidated Net Tangible Assets, investments, acquisitions, mergers, consolidations, dispositions, amalgamations, and any incurrence or discharge of liabilities, subsequent to the date of the most recent available consolidated balance sheet and on or prior to the date of determination, will be given pro forma effect as if they had occurred at the end of such fiscal quarter. For purposes of this definition, whenever pro forma effect is given to a transaction or other event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of us.
“Customer Finance Program Obligations” means inventory repurchase and recourse obligations, including any obligation of us or any Restricted Subsidiary to repurchase products of us and our Restricted Subsidiaries or to purchase or repurchase receivables created in connection with the sale of products or related services of us and our Subsidiaries under any customer finance program, in each case incurred in the ordinary course of business.

“Funded Debt” of any Person means any Indebtedness created, issued, incurred, assumed or guaranteed by such Person, whether secured or unsecured, maturing more than one year after the date of determination thereof or which may by its terms be reborrowed, refunded, renewed or extended to a time more than 12 months after the date of determination thereof.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time when and for the period as to which such accounting principles are to be applied.
“Hedging Obligations” means:
(a)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(b)	other agreements or arrangements designed to manage interest rates or interest rate risk;
(c)	other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices; and
(d)	other agreements or arrangements designed to protect against fluctuations in equity prices.
“Indebtedness” means, with respect to any Person on any date of determination, the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money (including indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments) evidenced by bonds, debentures, notes or other similar instruments. The term “Indebtedness” shall not include Customer Finance Program Obligations or Non-Recourse Obligations.
“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s; a rating equal to or higher than BBB- (or the equivalent) by S&P; a rating equal to or higher than BBB- (or the equivalent) by Fitch; and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.
“Issue Date” means the first date on which the Notes are issued under the Indenture.
“Lien” means any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.
“Non-Recourse Obligation” means Indebtedness (A) substantially related to (1) the acquisition of assets not previously owned by the Company or any of its Subsidiaries or (2) the financing of a project involving the development or expansion of the Company’s properties or properties of any of its direct or indirect subsidiaries or (B) renewing, refinancing, replacing or extending any of the types of Indebtedness referred to in the preceding clause (A), in each case, as to which the obligee with respect to such Indebtedness has no recourse to the Company or its assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Permitted Liens”, with respect to any Person, means:
a)
Liens securing Indebtedness incurred to finance the construction, purchase, development, replacement or lease of, or repairs, improvements or additions to, property (whether through the direct purchase of assets or property or the Capital Stock of any Person owning such assets or property) of such Person (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom); provided, however, that Liens may not extend to any other assets or property owned by such Person or any of its subsidiaries at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto or pursuant to customary after-acquired property clauses), and the Indebtedness secured by the Lien may not be incurred more than 365 days after the later of the acquisition, completion of construction, replacement, repair, improvement, addition or commencement of full operation of the assets or property subject to the Lien;

b)
Liens on assets, property or shares of Capital Stock (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom) of another Person at the time such other Person becomes a Restricted Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes a Restricted Subsidiary);

c)
Liens on assets or property (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom) at the time such Person or any of its Restricted Subsidiaries acquires the assets or property, including any acquisition by means of a merger or consolidation with or into such Person or a Restricted Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than asset and property affixed or appurtenant thereto or pursuant to customary after-acquired property clauses);

d)
Liens on the property of us or any of our Restricted Subsidiaries in favor or at the request of the United States or any State or territory thereof, or any department, agency or instrumentality or political subdivision of the United States or any State or territory thereof, or any foreign equivalent (including Liens to secure indebtedness of the pollution control or industrial revenue bond type), in order to permit us or a Restricted Subsidiary to perform any contract or subcontract made by it with or at the request of any of the foregoing, or to secure partial, progress, advance or other payments pursuant to any tender, bid, contract, regulation or statute, or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

e)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to us or another Subsidiary;
f)	Liens existing on the Issue Date;
g)	Liens under industrial revenue, municipal, economic development or similar tax-advantaged financings (including bonds and loan agreements);
h)	Liens securing Hedging Obligations or Customer Financing Program Obligations;
i)	any interest or title of a lessor under any operating lease;
j)
any Lien on shares of Capital Stock of any Securitization Special Purpose Entity, Liens on assets transferred to a Securitization Special Purpose Entity or on assets of a Securitization Special Purpose Entity and Standard Securitization Undertakings, in any case incurred as part of, pursuant to or in connection with a Qualified Securitization Transaction;

k)
Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’, construction or other similar liens arising in the ordinary course of business, or governmental (Federal, state or municipal) liens arising out of contracts for the sale of products or services by the Company or any Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

l)
Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary is in good faith prosecuting an appeal or proceedings for review (or for which the time to make an appeal has not yet expired) or liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Subsidiary is a party;

m)
Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

n)
Liens arising from leases, licenses, subleases or sublicenses of assets granted to others that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company or any Subsidiary’s business;

o)
Liens consisting of easements, rights-of-way, permits, servitudes, utility easements, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of the Company or such Subsidiary and which do not, in the opinion of the Company, materially detract from the value of such properties;

p)
Liens on specific items of inventory or other goods and the proceeds thereof securing obligations of the Company or any Subsidiary in respect of documentary letters of credit or banker’s acceptances issued or created for the account of the Company or any Subsidiary, as applicable, to facilitate the purchase, shipment or storage of such inventory or goods, in each case in the ordinary course of business;

q)	Liens arising out of receipt of customer deposits or advance payments from customers, or deposits required by suppliers, in each case in the ordinary course of business;
r)
Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, trade contracts and performance and return-of-money bonds, statutory or regulatory obligations and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money);

s)
any extension, renewal, refinancing or replacement (or successive extensions, renewals, refinancings or replacements) in whole or in part of any Lien permitted by clauses (a) through (r) above; provided, however, that the Indebtedness secured by such Lien at such time may not exceed the principal amount of Indebtedness (other than by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the Indebtedness being refinanced)) so secured at the time of such extension, renewal, refinancing or replacement, and such extension, renewal, refinancing or replacement will be limited to all or a part of the property (plus improvements and construction on such property), capital stock or Indebtedness which was subject to the Lien so extended, renewed, refinanced or replaced; and

t)
Liens securing Indebtedness and Attributable Debt in respect of Sale and Leaseback Transactions in an aggregate principal amount at any one time outstanding, after giving effect to such Liens (and related Indebtedness and Attributable Debt) and to the retirement of any Indebtedness which is concurrently being retired other than Liens and (and related Indebtedness and Attributable Debt) permitted under clauses (a) through (s) of this definition) not to exceed the greater of 15.0% of Consolidated Net Tangible Assets (measured, for purposes of this clause (t), solely at the time of the incurrence of the Indebtedness secured by such a Lien) and $450,000,000.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
“Principal Property” means any manufacturing facility of us or any Restricted Subsidiary which is located within the United States and has a gross book value in excess of 1% of Consolidated Net Tangible Assets at the time of determination, whether now owned or hereafter acquired, other than any property which, in the opinion of the board of directors (or a committee thereof), is not of material importance to the business conducted by us and our Restricted Subsidiaries as a whole.
“Qualified Securitization Transaction” means any transaction or series of transactions entered into by us or any Restricted Subsidiary pursuant to which we or such Restricted Subsidiary contribute, sell, convey, grant a security interest in or otherwise transfer to a Securitization Special Purpose Entity, and such Securitization Special Purpose Entity contributes, sells, conveys, grants a security interest in or otherwise transfers to one or more other Persons, any Securitization Assets (whether now existing or arising in the future) or any beneficial or participation interests therein.
“Rating Agencies” means:

(i)
each of Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors (“Moody’s”), Fitch Ratings, Inc., and its successors (“Fitch”), and S&P Global Ratings, a division of S&P Global Inc., and its successors (“S&P”); and

(ii)
if any two of the Rating Agencies fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control or ceases to rate the Notes, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act that is selected by us as a replacement for Moody’s, S&P, Fitch or all of them, as the case may be.

“Restricted Subsidiary” means any Subsidiary of the Company where (a) substantially all the property of which is located, and substantially all the business of which is carried on, within the United States and (b) that owns any Principal Property.
“Sale and Leaseback Transaction” means the sale or transfer of any Principal Property owned or leased by the Company or any Restricted Subsidiary of the Company to any Person that leases back such Principal Property to the Company or a Restricted Subsidiary.
“Securitization Assets” means (a) all receivables, inventory or royalty or other revenue streams contributed, sold, conveyed, granted or otherwise transferred as part of, pursuant to or in connection with asset securitization transactions by us or any Restricted Subsidiary pursuant to agreements, instruments and other documents relating to any Qualified Securitization Transaction, (b) all assets related to such receivables, inventory or royalty or other revenue streams, including rights arising under the contracts governing or related to such receivables, inventory or royalty or other revenue streams, rights in respect of collateral and Liens securing such receivables, inventory or royalty or other revenue streams and all contracts and contractual and other rights, guarantees and other credit support in respect of such receivables, inventory or royalty or other revenue streams, any proceeds of such receivables, inventory or royalty or other revenue streams and any lockboxes or accounts in which such proceeds are deposited, spread accounts and other similar accounts (and any amounts on deposit therein) established as part of, pursuant to or in connection with a Qualified Securitization Transaction, any warranty, indemnity, repurchase, dilution and other claim, arising out of the agreements, instruments and other documents relating to such Qualified Securitization Transaction and other assets that are transferred or in respect of which security interests are granted in connection with asset securitizations involving similar assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses (a) and (b).
“Securitization Special Purpose Entity” means a Person (including, without limitation, a Restricted Subsidiary) created in connection with the transactions contemplated by a Qualified Securitization Transaction, which Person engages in no business or activities other than in connection with the acquisition, disposition and financing of Securitization Assets and any business or activities incidental or related thereto and holds no assets other than Securitization Assets and other assets incidental or related to such Qualified Securitization Transaction.
“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance guarantees and servicing obligations entered into by us or any Subsidiary (other than a Securitization Special Purpose Entity) that, taken as a whole, are customary in connection with a Qualified Securitization Transaction.
“Subsidiary” means any Person of which at least a majority of the outstanding Capital Stock having by the terms thereof ordinary voting power to elect a majority of the directors or similar governing body of such Person, irrespective of whether or not at the time stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency, is at the time owned or controlled directly or indirectly by us or by one or more of our Subsidiaries or by us and one or more Subsidiaries.
“Voting Stock” means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
SEC Reports
The Indenture requires us to file with the Trustee copies of the annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after we file the same with the Commission. We will be deemed to have complied with such requirement to the extent that such information, documents and reports are filed with the SEC via the EDGAR filing system (or any successor thereto) and such reports are publicly available.

Delivery of reports, documents and information to the Trustee is for informational purposes only and its receipt of such reports shall not imply a duty of review and shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the Indenture.
Events of Default
The Indenture defines the following as events of default:
•	a default in payment of any interest installment due on the Notes, and continuance of such default for a period of 30 days;
•	a default in payment of principal or premium, if any, on any of the Notes;
•
a default in performance of any other covenant applicable to the Notes for 90 days after notice to us by the Trustee, or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes;

•
default by the Company under any Indebtedness of the Company having an aggregate principal amount equal to or greater than $200.0 million, whether such Indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided, however, that such acceleration shall not have been rescinded or annulled within 10 days after written notice is given to us by the Trustee or to the Company and the Trustee by holders of at least 25% of the outstanding principal amount of the Notes as provided in the Indenture; provided further that prior to any declaration of the acceleration of the Notes as provided in the Indenture, an event of default under this clause will be remedied, cured or waived without further action on the part of either the Trustee or any of the holders if the default under such other Indebtedness is remedied, cured or waived; or

•	certain events of our bankruptcy, insolvency and reorganization.
If an event of default, other than events relating to our bankruptcy, insolvency and reorganization, occurs and is continuing, the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Notes may declare, by written notice to us and the Trustee, the principal of all the Notes to be due and payable immediately. If an event of default relating to our bankruptcy, insolvency and reorganization occurs and is continuing, the principal, premium, if any, and accrued but unpaid interest on all outstanding Notes shall automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. Prior to any declaration accelerating the maturity of any Notes (and, subject to conditions, after a declaration accelerating the maturity of any Notes but before any judgment or decree for the payment of the moneys due shall have been obtained or entered), the holders of a majority of the aggregate principal amount of the outstanding Notes may waive such default, except a default in the payment of principal of, or premium, if any, or interest on the Notes.
In order for holders of the Notes to initiate proceedings for a remedy under the Indenture (other than with respect to an event of default referred to in the fifth bullet with respect to us), holders of at least 25% in aggregate principal amount of the outstanding Notes must first give written notice to us as provided above in respect of the Notes, must request that the Trustee initiate a proceeding in its own name and must offer, and if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against costs, expenses, and liabilities incurred in compliance with such request. If the Trustee still refuses for 60 days to initiate the proceeding, and no inconsistent direction has been given to the Trustee by holders of a majority in aggregate principal amount of the outstanding Notes, the holders may initiate a proceeding as long as they do not adversely affect the rights of any other holders of the Notes. However, any holder is entitled at any time to bring a lawsuit for payment of money due on its notes on or after the due date.
The Indenture contains a provision entitling the Trustee to be indemnified by holders of the Notes before proceeding to exercise any right or power under the Indenture at the request of such holders. The Indenture also provides that the holders of a majority of the aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes, subject to certain exceptions.
The Indenture contains a covenant requiring us to file annually with the Trustee a certificate of no default or a certificate specifying any default that exists.
Modification of the Indenture
The Indenture permits us and the Trustee, without the consent of the holders of the Notes, to execute supplemental indentures for the following purposes:
•	to provide for a successor to us in accordance with the Indenture;
•	to make any change that would provide any additional rights or benefits to the holders of the Notes;
•
to cure any ambiguity or to correct or supplement any provision in the Indenture or in any supplemental indenture or the Notes that is defective or inconsistent with the Indenture or any supplemental indenture or the Notes, or to make such other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the holders of the Notes in any material respect;

•	to provide for a successor Trustee;
•	to add a guarantor or obligor in respect of the Notes or security or collateral for the Notes;
•	add further covenants for the benefit of the holders of the Notes or surrender any right or power conferred on us with respect to the Notes;
•	surrender any right or power herein conferred to the Company;
•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
•	make any addition, change or elimination to the Indenture in respect of a series of notes to be created in the future;
•	to conform the text of the Indenture or the terms of the Notes to this “Description of the Notes” section; and
•	to make certain other changes specified in the Indenture.
The Indenture contains provisions permitting us and the Trustee, with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture (as it relates to the Notes) or modifying the rights of the holders of the Notes, except that no such supplemental indenture may:
•	extend the fixed maturity of the Notes;
•	reduce the rate or extend the time of payment of any interest on the Notes;
•	reduce the principal amount of or any premium on the Notes;
•	change the currency of payment of the Notes;
•
waive a default or event of default in the payment of principal of or any premium or interest on the Notes issued under the Indenture (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes then outstanding with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

•
reduce the amount payable upon the redemption of any Note or accelerate the time at which such Note may be redeemable as described above under “—Optional Redemption” (it being understood that the provisions described above under “—Certain Covenants—Offer to Repurchase Notes Upon Change of Control Triggering Event” and the related definitions are not subject to this clause); or

•
impair the rights of the holder of the Notes to institute suit for the enforcement of any payment of principal, premium or interest, if any, on the Notes, in each case without the consent of the holder of each Note so affected. Further, no such supplemental indenture may reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all outstanding Notes.

Satisfaction and Discharge; Legal Defeasance and Covenant Defeasance
The Indenture provides that we, at our option, will be discharged from any and all obligations in respect of the Notes (except for certain obligations such as obligations to (a) register the transfer or exchange of securities, (b) replace stolen, lost or mutilated securities; and (c) maintain paying agencies) if at any time, we (i) have paid or caused to be paid the principal of and premium, if any, and interest on the Notes as and when the same shall have become due and payable, (ii) we have delivered to the Trustee for cancelation all of the Notes theretofore authenticated (other than any Notes which have been destroyed, lost or stolen and which have been replaced or paid) or (iii) (x) all such Notes not theretofore delivered to the Trustee for cancelation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption and (y) we irrevocably deposit with the Trustee, in trust, cash or government securities that are sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bankers, without consideration of any reinvestment of interest, to pay the principal of, or interest and premium, if any, on the outstanding Notes issued thereunder on the dates such installments of interest or principal are due.
We may, at our option and at any time, elect to have all of our obligations discharged with respect to the Notes and the Indenture (“legal defeasance”) except for:
•	the rights of holders to receive payments in respect of the principal of, or interest or premium, if any, on the Notes when such payments are due from the trust referred to below;
•	our obligations to (a) register the transfer or exchange of securities, (b) replace stolen, lost or mutilated securities; and (c) maintain paying agencies;
•	the rights, powers, trusts, duties and immunities of the Trustee, and our obligations in connection therewith; and
•	the legal defeasance provisions of the Indenture.
We may, at our option and at any time, elect to have our obligations terminated with respect to the Notes under various covenants applicable to the Notes, including those described under “—Certain Covenants—Limitation on Liens”, “—Certain Covenants—Limitation on Sale and Leaseback Transactions”, “—Certain Covenants—Consolidation, Merger or Sale of Assets”, “—Certain Covenants—Offer to Repurchase Notes Upon Change of Control Triggering Event” and the operation of the event of default in connection with such failure to comply with such covenants and the cross-acceleration event of default described in the fourth bullet under “— Events of Default” (“covenant defeasance”).
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
In order to exercise either legal defeasance or covenant defeasance under the Indenture:
•
we must irrevocably deposit with the Trustee, in trust, for the benefit of the holders, cash or government securities that are sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bankers, without consideration of any reinvestment of interest, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated dates for the payment thereof or on the applicable redemption date;

•
in the case of legal defeasance, we have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) we have received from, or there has been published by, the IRS a ruling or (b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
•
in the case of covenant defeasance, we have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•
no event of default and no event which after notice or lapse of time, or both, would become an event of default has occurred and is continuing on the date of such deposit (other than an event of default or event which after notice or lapse of time, or both, would become an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

•
such legal defeasance or covenant defeasance will not constitute an event of default or an event which after notice or lapse of time, or both, would become an event of default under the Indenture (other than an event of default or event which after notice or lapse of time, or both, would become an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our Restricted Subsidiaries is a party or is bound; and

•
we must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Immunity of Incorporators, Stockholders, Officers and Directors
No recourse for the payment of the principal of or premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any of our obligations, covenants or agreements contained in the Indenture or in any supplemental indenture, or in any Note itself, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of us or our successors, either directly or through us or any such successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Notes.
Book-Entry System
We will issue the Notes in the form of one or more permanent global notes in definitive, fully registered form. The global note will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee in accordance with the FAST Balance Certificate Agreement between DTC and the Trustee.
Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. The transfer of ownership of beneficial interests in a global note will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.
Investors may elect to hold beneficial interests in the global notes through either DTC or Euroclear if they are participants in these systems, or indirectly through organizations that are participants in these systems. Upon receipt of any payment in respect of a global note, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global note held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.
DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the SEC.
Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.
Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.
Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.
Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.
Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by the U.S. depositary for Euroclear.
Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between DTC’s participating organizations (the “DTC Participants”), on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or

Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.
Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global note from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.
Neither we nor the Trustee (including in its capacity as paying agent) will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.
Certificated Notes
We will issue certificated notes to each person that DTC identifies as a beneficial owner of the Notes represented by a global note upon surrender by DTC of the global note if:
•
DTC notifies us that it is no longer willing or able to continue as depositary for such global note or if DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and we have not appointed a successor depositary within 90 days of that notice;

•	we execute and deliver to the Trustee and registrar an Officers’ Certificate stating that such global note shall be so exchangeable; or
•	an event of default under the Indenture has occurred and is continuing and the registrar has received a request from DTC.
Governing Law; Waiver of Jury Trial
The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York. The Indenture provides that we and the Trustee, and each holder of a Note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or any transaction contemplated thereby.
Concerning the Trustee
The Trustee under the Indenture is U.S. Bank Trust Company, National Association. In the ordinary course of business, we may borrow money from, and maintain other banking relationships with, the Trustee’s affiliates. Neither the Trustee nor any paying agent shall be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any rating event has occurred.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following are the material U.S. federal income tax consequences of ownership and disposition of the Notes. This discussion applies only to Notes that meet both of the following conditions:
•
they are purchased by those initial holders who purchase Notes at the “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Notes is sold for money; and

•	they are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).
This discussion does not describe all aspects of U.S. federal income taxes and does not deal with all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules such as:
•	financial institutions;
•	insurance companies;
•	dealers or traders using a mark-to-market method of tax accounting for the Notes;
•	persons holding Notes as part of a hedge, “straddle” or integrated transaction;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	regulated investment companies or real estate investment trusts;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	persons subject to any special tax accounting rules under Section 451 of the Code;
•	tax-exempt organizations; or
•	persons subject to the alternative minimum tax.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding Notes should consult their tax advisors as to the particular U.S. federal income tax consequences to them of holding and disposing of the Notes.
This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Regulations in effect as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect.
This summary addresses only U.S. federal income tax consequences. Persons considering the purchase of notes should consult their tax advisors with regard to the application of the U.S. federal income or other federal tax laws (including estate and gift tax laws and the Medicare tax on investment income) to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Potential Contingent Payment Debt Treatment
Our obligation to pay additional amounts on the notes in excess of the accrued interest and principal (for example, in connection with certain change of control transactions, as described above in “Description of the Notes— Certain Covenants—Offer to Repurchase Notes Upon Change of Control Triggering Event”) may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments.” Under these Treasury regulations, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, based on all the facts and circumstances as of the issue date, such contingencies (in the aggregate) are considered remote or incidental or if it is significantly more likely than not that none of such contingencies will occur. We intend to take the position that the notes should not be treated as contingent payment debt instruments and this discussion generally assumes that the regulations relating to “contingent payment debt instruments” are not applicable. However, we can give you no assurance that our position would be sustained if challenged by the Internal Revenue Service (the “IRS”). A successful challenge of this position by the IRS could affect the timing and amount of a Holder’s income and could cause the gain from the sale or other disposition of a note to be treated as ordinary income rather than capital gain. Our position regarding the applicability of the regulations relating to “contingent payment debt instruments” is binding on a holder unless the holder discloses in a proper manner to the IRS that it is taking a different position. Holders are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.
Tax Consequences to U.S. Holders
As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•	a citizen or individual resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Payments of Interest
Interest paid on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.
Sale, Exchange or Retirement of the Notes
Upon the sale, exchange or retirement of a Note that is a taxable disposition, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and the U.S. Holder’s adjusted tax basis in the Note, which will generally equal the cost of the Note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Payments of Interest” above.
Gain or loss realized on the sale, exchange or retirement of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. The deductibility of capital losses is subject to limitations.
Backup Withholding and Information Reporting
Information returns generally will be filed with the IRS in connection with payments on the Notes and the proceeds from a sale or other disposition of the Notes. A U.S. Holder will be subject to backup withholding on these payments if the U.S. Holder fails to provide its correct taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Tax Consequences to Non-U.S. Holders
As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•	a nonresident alien individual;
•	a foreign corporation; or
•	a foreign estate or trust.
The term “Non-U.S. Holder” does not include a beneficial owner who is an individual present in the United States for 183 days or more in the taxable year of disposition or who is (or may become while holding Notes) a former citizen or resident of the United States. Such a beneficial owner is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a Note.

Payments on the Notes
Subject to the discussions below concerning backup withholding and FATCA (as defined below), payments of principal, interest and premium on the Notes to a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding, provided that, in the case of interest:
•
the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

•
the Non-U.S. Holder certifies on a properly executed IRS Form W-8 appropriate to the Non-U.S. Holder’s circumstances, under penalties of perjury, that it is not a United States person. Special certification rules apply to Notes that are held through non-U.S. intermediaries.

Subject to the discussion below concerning income of a Non-U.S. Holder that is effectively connected with the conduct of a trade or business in the United States, if a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest on the Notes to such Non-U.S. Holder will generally be subject to 30% U.S. federal withholding, unless the Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8 appropriate to the Non-U.S. Holder’s circumstances claiming an exemption from or reduction in withholding under an applicable income tax treaty and complies with any other applicable procedures. See the discussion below under “FATCA” regarding withholding on interest under the FATCA rules.
Sale, Exchange or Retirement of the Notes
A Non-U.S. Holder of a Note will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of such Note, unless the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise, although any amounts attributable to accrued interest will generally be treated as described above under “Payments on the Notes.” See the discussion below under “FATCA” regarding withholding under the FATCA rules on gross proceeds of the sale, exchange or retirement of the Notes.
Non-U.S. Holder Engaged in a U.S. Trade or Business
If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States, and if income or gain on the Note is effectively connected with the conduct of this trade or business (and if required by an applicable income tax treaty, the income or gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax on interest discussed above, will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above), except that the Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax on interest. These Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Notes, including, in the case of a corporation, the possible imposition of a branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty).
Backup Withholding and Information Reporting
Information returns generally will be filed with the IRS in connection with interest payments on the Notes. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Notes, and the Non-U.S. Holder may be subject to backup withholding on payments on the Notes or on the proceeds from a sale or other disposition of the Notes. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

FATCA
Provisions in the Code and the U.S. Treasury Regulations promulgated thereunder, commonly referred to as “FATCA,” generally impose a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Withholding under these rules (if applicable) applies to payments of interest on the Notes and to payments of gross proceeds of the sale, exchange or retirement of the Notes. However, under proposed U.S. Treasury Regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds. Non-U.S. Holders, and U.S. Holders holding Notes through a non-U.S. intermediary, should consult their tax advisors regarding the potential application of FATCA to the Notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the Notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws, rules or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
When considering an investment in the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Each Plan should consider the fact that none of the Company, the underwriters nor any of their respective affiliates will act as a fiduciary to any Plan with respect to the decision to acquire or hold Notes and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to such decision. The decision to acquire or hold Notes must be made by each prospective Plan purchaser on an arm’s length basis.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest”, within the meaning of ERISA, or “disqualified persons”, within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status. The acquisition and/or holding of Notes by an ERISA Plan with respect to which the Company or the underwriters or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the Notes are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, acquisition and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan or ERISA Plan involved in the transaction and provided further that the Plan or ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the Notes are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

Because of the foregoing, the Notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Laws.
Representation
Accordingly, by acceptance of a Note, or any interest therein, each purchaser, holder and subsequent transferee of a Note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser, holder or transferee to acquire or hold the Notes constitutes assets of any Plan or (ii) the purchase, holding and subsequent disposition of the Notes by such purchaser, holder or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions or other violations of ERISA, or Similar Laws, it is particularly important that fiduciaries, or other persons considering purchasing the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be necessary for, and if so applicable to, the purchase, holding and subsequent disposition of the Notes.
Purchasers of the Notes have the exclusive responsibility for ensuring that their purchase and holding of the Notes complies with the fiduciary responsibility rules of ERISA or of applicable Similar Laws and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. We make no representation as to whether an investment in the Notes is appropriate for any Plan in general or whether such investment is appropriate for any particular plan or arrangement. Neither this discussion nor anything provided in this prospectus supplement is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally. Such purchasers of the Notes should consult and rely on their own counsel and advisers as to whether an investment in the Notes is suitable.

UNDERWRITING (CONFLICTS OF INTEREST)
Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, dated the date of this prospectus supplement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the principal amount of Notes set forth opposite its name below.
Underwriter	Principal Amount of Notes to be Purchased
Citigroup Global Markets Inc.	$
BofA Securities, Inc.
J.P. Morgan Securities LLC
Total	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of   % of the principal amount of the Notes. The underwriters may allow, and any such dealer may re-allow, a concession not to exceed   % of the principal amount of the Notes. After the initial offering, the relevant public offering price, concession or any other term of the offering may be changed. The underwriters may offer and sell Notes through certain of their affiliates. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the Notes:
Paid by us
Per Note	%
Total	$
The expenses of the offering, not including the underwriting discount, are estimated to be $   million and will be payable by us.
New Issue of Notes
The Notes are a new issuance of securities with no established trading market. We do not intend to apply to list the Notes on any securities exchange or for quotation on any automated dealer quotation system. The representatives of the underwriters have advised us that they intend to make a market in the Notes but are not obligated to do so and may discontinue market-making activities at any time without notice. Neither we nor the underwriters can assure you that the trading market for the Notes or that an active public market for the Notes will develop or be maintained. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
No Sales of Similar Securities
We have agreed that we will not, during the period from the date hereof through the date of the closing of this offering, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.
Short Positions
In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase the Notes in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Conflicts of Interest
Certain underwriters or their respective affiliates are lenders under our Credit Agreement. As a result, such underwriters or their respective affiliates who are the lenders under the Credit Agreement would be entitled to receive their pro rata portion of the net proceeds from this offering as a result of the repayment under our Credit Agreement, which may constitute a “conflict of interest” under FINRA Rule 5121 for such underwriters. Consequently, this offering will be conducted in accordance with the applicable requirements of FINRA Rule 5121. See “Use of Proceeds”.
Other Relationships
The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of each of the underwriters are lenders and/or agents under the Credit Agreement.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.
Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

It is expected that delivery of the Notes will be made against payment therefor on or about   , 2023, which will be the fifth business day following the date hereof (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any day prior to two business days before delivery will be required to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Member State”), no Notes have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of Notes may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
•	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Joint Global Coordinators; or
•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Notes shall require us or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an ‘offer to the public’ in relation to the Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase any Notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Each person in a Member State who receives any communication in respect of, or who acquires any Notes under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with the Company and/or Selling Shareholders, underwriters and their affiliates that:
1.	it is a “qualified investor” within the meaning of the Prospectus Regulation; and
2.
in the case of any Notes acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the Notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the Joint Global Coordinators has been given to the offer or resale; or (ii) where the Notes have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those Notes to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company and/or Selling Shareholders, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the Joint Global Coordinators of such fact in writing may, with the prior consent of the Joint Global Coordinators, be permitted to acquire Notes in the offer.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement and any other material in relation to the Notes described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the United Kingdom; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any Notes may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The Notes are only available in the United Kingdom to, and any invitation, offer or agreement to purchase or otherwise acquire the Notes will be engaged in only with, the Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.
No Notes have been offered or will be offered pursuant to the offer to the public in the United Kingdom prior to the publication of a prospectus in relation to the Notes which has been approved by the Financial Conduct Authority, except that the Notes may be offered to the public in the United Kingdom at any time:
1.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
2.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinators for any such offer; or

3.	in any other circumstances falling within Section 86 of the FSMA;
provided that no such offer of the Notes shall require us and/or the underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the Notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase or subscribe for any Notes and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Each person in the United Kingdom who acquires any Notes in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us, the underwriters and their affiliates that it meets the criteria outlined in this section.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.
Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person.

The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in the United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Notice to Prospective Investors in Hong Kong
The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the

SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Notes and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Notice to Prospective Investors in Korea
The Notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the Notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The Notes have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the Notes. By the purchase of the Notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Notes pursuant to the applicable laws and regulations of Korea.
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

LEGAL MATTERS
The validity of the Notes will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters relating to this offering of the Notes will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements and related financial statement schedule of Polaris Inc. appearing in Polaris Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Polaris Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and related financial statement schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Polaris Inc.

Debt Securities
Polaris Inc. (“Polaris”) may, from time to time, offer and sell debt securities in one or more series. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain the specific terms of the debt securities offered. The prospectus supplements will also describe the specific manner in which we will offer the debt securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.
The debt securities may be offered and sold to or through underwriters, brokers, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the debt securities, their names, and any applicable purchase price, fee, commission, discount or other compensation arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
This prospectus may not be used to offer and sell debt securities unless accompanied by a prospectus supplement.

Investing in our debt securities involves risks. You should carefully consider the risk factors referred to on page 6 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 7, 2023.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement and any free writing prospectus or any document incorporated by reference is accurate as of any date other than the respective dates on the front of such documents. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.
This prospectus does not constitute an offer to sell, or an invitation on our behalf, to subscribe to or purchase any of the debt securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC under a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, sell in one or more offerings the debt securities described in this prospectus. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
The prospectus supplement will describe: the terms of the debt securities offered, the price to the public, the price paid to us for the debt securities, the net proceeds to us, the manner of distribution, any underwriting compensation and the other specific material terms related to the offering of those debt securities. For more detail on the terms of the debt securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.
Unless expressly indicated or the context otherwise requires, the terms “Company,” “we,” “us,” and “our” in this prospectus refer to Polaris and its consolidated subsidiaries. References to “debt securities” include any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.
This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Because Polaris is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), we may add to and offer additional debt securities by filing a prospectus supplement with the SEC at the time of the offer.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. Our filings are also available, free of charge, on our website at https://ir.polaris.com/home. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).
Polaris filed a registration statement on Form S-3 to register with the SEC the debt securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our debt securities. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement through the SEC’s website or our website. You can also call or write us for a copy as described below.
The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 17, 2023 (the “Annual Report”);
•
our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, filed on April 25, 2023, for the quarterly period ended June 30, 2023, filed on July 25, 2023, and for the quarterly period ended September 30, 2023, filed on October 24, 2023;

•	our Definitive Proxy Statement on Schedule 14A filed on March 15, 2023 (solely to the extent incorporated by reference into our Annual Report); and
•	our Current Reports on Form 8-K filed on May 1, 2023, July 28, 2023, October 26, 2023, and November 7, 2023.
We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K), on or after the date of this prospectus until we have terminated the offering. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace information in this prospectus and information previously filed with the SEC. Any statement so updated or replaced will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Notwithstanding the foregoing paragraphs, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.
We will provide to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:
Polaris Inc.
2100 Highway 55
Medina, Minnesota 55340
Telephone: 763-542-0500
Attention: Investor Relations

FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” can generally be identified in this prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein because the context of the statement will include words such as “believes,” “should,” “anticipates,” “expects,” “estimates” or words of similar import. Similarly, statements that describe our future plans or trends, objectives or goals, such as future sales, shipments, inventory levels, consumer demand, net income, net income per share, future cash flows and capital requirements, operational initiatives, pricing actions, tariffs, currency fluctuations, interest rates, and commodity costs, are also forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.
Potential risks and uncertainties include such factors as the severity and duration of the supply-chain related constraints currently impacting us; our ability to successfully source necessary parts and materials on a timely basis; our ability to manufacture and deliver products to dealers to meet demand; our ability to identify and meet optimal dealer inventory levels; our ability to accurately forecast and sustain consumer demand; our ability to mitigate increasing input costs through pricing or other measures; global pandemics and the resulting impact on our business, supply chain, and the global economy; our ability to successfully implement its manufacturing operations strategy and supply chain initiatives; product offerings, promotional activities and pricing strategies by competitors that make our products less attractive to consumers; our ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending or consumer credit including recessionary conditions and changes in interest rates; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; impact of changes in our stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; environmental and product safety regulatory activity; effects of weather; commodity costs; freight and tariff costs (tariff relief or ability to mitigate tariffs); changes to international trade policies and agreements; uninsured product liability and class action claims, including claims seeking punitive damages, and other litigation expenses incurred due to the nature of our business; uncertainty in the retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general overall global economic, social and political environment.
The risks and uncertainties discussed in this prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein are not exclusive and other factors that we may consider immaterial or do not anticipate may emerge as significant risks and uncertainties.
Any forward-looking statements made as of the date of this prospectus, any accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein or otherwise speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any disclosures made on related subjects in the section entitled “Risk Factors” in this prospectus, in the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, any accompanying prospectus supplement and in other documents that are subsequently incorporated by reference.

INDUSTRY AND MARKET DATA
Certain market and industry data included or incorporated by reference in this prospectus have been obtained from a combination of internal surveys, third-party information and estimates by management. There are limited sources that report on our markets and industries. As such, much of the market and industry data presented in this prospectus is based on internally-generated management estimates, including estimates based on extrapolations from third-party surveys of the industries in which we compete. While we believe internal surveys, third-party information and our estimates are reliable, we have not verified them, nor have they been verified by any independent sources and we have no assurance that the information contained in third-party websites is current, up-to-date, or accurate. While we are not aware of any misstatements regarding the market and industry data presented in this prospectus, whether any such future-looking data will be accurate involves risks and uncertainties and are subject to change based on various factors, including those factors discussed under the caption “Forward-Looking Statements” in this prospectus and in the risk factors contained or incorporated or deemed incorporated by reference herein.
v

THE COMPANY
Polaris Inc. designs, engineers and manufactures powersports vehicles, which include: off-road vehicles (“ORV”), including all-terrain vehicles (“ATV”) and side-by-side vehicles; military and commercial off-road vehicles; snowmobiles; motorcycles; moto-roadsters; quadricycles; boats; and related Parts, Garments and Accessories (“PG&A”), which includes aftermarket accessories and apparel. Our products are sold online and through dealers and distributors principally located in the United States, Canada, Western Europe, Australia, and Mexico.
Polaris Inc., formerly known as Polaris Industries Inc., a Delaware corporation, was formed in 1994 and is the successor to Polaris Industries Partners LP. Our principal executive offices are located at 2100 Highway 55, Medina, Minnesota 55340 and our telephone number is (763) 542-0500. Our common stock trades on the New York Stock Exchange under the symbol “PII.”
1

RISK FACTORS
Investing in the debt securities involves significant risks. Before you invest in the debt securities, in addition to the other information contained in this prospectus and in the applicable prospectus supplement, you should carefully consider the risks and uncertainties identified in Polaris Inc.’s reports filed with the SEC that are incorporated or deemed incorporated by reference into this prospectus and the applicable prospectus supplement. See “Where You Can Find More Information.”
2

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the debt securities to which this prospectus relates will be used for general corporate purposes. Until we apply the proceeds from the sale of the debt securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, money market accounts, short-term marketable debt securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations or other short-term investments.
3

DESCRIPTION OF DEBT SECURITIES
We have summarized below general terms and conditions of the debt securities covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities and/or whether the terms and conditions of the debt securities of a series will be different in one or more respects from the terms and conditions described below. Accordingly, for a description of the terms of a particular series of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following summary.
We will issue any debt securities offered by this prospectus pursuant to an indenture (the “Indenture”), between us and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), a copy of which is filed as an exhibit to the registration statement and incorporated by reference into this prospectus. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The following section is a summary of certain provisions of the Indenture. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions in the Indenture of certain terms. We encourage you to read the Indenture and our debt securities for provisions that may be important to you.
All capitalized terms included in this summary shall have the same meanings specifically set forth in the Indenture. For purposes of this description, references to the “Company,” “Polaris,” “we,” “our,” and “us” refer only to Polaris Inc. and not its subsidiaries.
The Indenture does not limit the aggregate principal amount of the debt securities or of any particular series of debt securities and provides that debt securities may be issued from time to time in one or more series. The Indenture provides that debt securities will be issued in fully registered form in minimum denominations which may be specified for each particular series, if other than minimum denominations of $2,000 and integral multiples of $1,000 or the equivalent in a foreign currency. Under the Indenture, debt securities will be unsecured and will rank pari passu with our other unsecured and unsubordinated Indebtedness.
Unless otherwise described in the prospectus supplement relating to the debt securities of any particular series, there are no covenants or provisions contained in the Indenture that may afford the holders of our debt securities protection in the event of a highly leveraged transaction involving us. Any such highly leveraged transaction may adversely affect holders of our debt securities.
We will set forth in a prospectus supplement, including any pricing supplement or term sheet, the following terms of the debt securities, among others, if applicable:
•	the title of the debt securities;
•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be sold;
•	any limit on the aggregate principal amount of such series of debt securities;
•	the date or dates on which the debt securities will mature;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates at which the debt securities will bear interest, if any, and the date from which any such interest will accrue;

•	the times at which any such interest will be payable and any regular record dates;
•
the terms and conditions, if any, on which a particular series of debt securities shall be convertible into or exchangeable for, shares of any class or classes of our capital stock or other securities or securities of a third party, including the price or prices or the rate or rates of conversion or exchange;

•	the currency or currencies in which principal of and any interest on the debt security may be payable;
•
if the currency for which debt securities may be purchased, or in which principal of and interest on the debt securities may be payable is at the purchaser’s election, the manner in which such an election may be made;

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•	the dates, if any, on which, and the price or prices at which, the debt securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by us;
•
the date, if any, after which, and the price or prices at which, the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or that of the holder of our debt security; and

•	any other terms of the debt securities.
Governing Law
The indenture and the debt securities issued thereunder shall be governed by, and construed in accordance with, the laws of the State of New York.
The Trustee
U.S. Bank Trust Company, National Association will serve as trustee under the indenture.
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PLAN OF DISTRIBUTION
We may sell our debt securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters, including through underwriting syndicates represented by managing underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of debt securities underwritten or purchased by them, the initial public offering price of the debt securities, and the applicable agent’s commission, dealer’s purchase price, underwriter’s discount or other compensation arrangement. Any dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters, and compensation received by them on resale of the debt securities may be deemed to be underwriting discounts.
Any public offering price, dealer purchase price, discount or commission may be changed from time to time.
The debt securities may be distributed from time to time in one or more transactions, at negotiated prices, at fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.
Offers to purchase debt securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the debt securities so offered and sold.
If underwriters are utilized in the sale of any debt securities in respect of which this prospectus is being delivered, such debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of debt securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such debt securities if any are purchased.
If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell such debt securities to the dealer, as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell debt securities as agent, but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the debt securities so offered and sold.
Offers to purchase debt securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase debt securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.
Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.
Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of debt securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.
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Each series of debt securities will be a new issue and will have no established trading market. We may elect to list any series of debt securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the debt securities.
Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.
The place and time of delivery for debt securities will be set forth in the applicable prospectus supplement for such debt securities.
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LEGAL MATTERS
Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the debt securities to be issued by us and certain other legal matters will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised about the validity of the debt securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements and related financial statement schedule of Polaris Inc. appearing in Polaris Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Polaris Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and related financial statement schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
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$

Polaris Inc.

% Senior Notes due 20
PRELIMINARY PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
Citigroup	BofA Securities	J.P. Morgan
The date of this prospectus supplement is    , 2023.